SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2007

Covad Communications Group, Inc.
(Exact name of the Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32588	77-0461529

(Commission File Number)	(IRS Employer Identification No.)

110 Rio Robles
San Jose, California	95134-1813

(Address of principal executive offices)	(Zip code)
(408) 952-6400

(The Registrant’s telephone number)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e): Compensatory Arrangements of Certain Officers
Fiscal 2007 Base Salary Increase and Bonus Target. On March 1, 2007, the Compensation Committee of Covad Communications Group, Inc. (the “Company”) approved a base salary increase for Charles Hoffman, the Company’s President and Chief Executive Officer. This increase is effective on February 23, 2007. The amount of the base salary increase and Mr. Hoffman’s resulting annual base salary are set forth in the table below.
The Compensation Committee previously approved the Company’s 2007 Executive Short Term Incentive Plan (the “Plan”). The Plan is described in the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on January 9, 2007. The Compensation Committee has approved the 2007 target bonus amount under the Plan for Mr. Hoffman as set forth in the table below.

		Increase in Annual	New Annual Base	Bonus Target
Name	Title	Base Salary	Salary	Percentage
Charles Hoffman	President and Chief Executive Officer	$30,000	$600,000	100%

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2007	By:	/s/ James A. Kirkland
James A. Kirkland
Executive Vice President, Strategic Development, General Counsel and Secretary